UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2010
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2010, Laboratory Corporation of America Holdings (the “Company”) entered into an Indenture with U.S. Bank National Association, as trustee (the “Indenture”) under which the Company issued $925,000,000 million in debt securities, consisting of $325,000,000 million aggregate principal amount of 3.125% Senior Notes due 2016 (the “2016 Notes”) and $600,000,000 aggregate principal amount of 4.625% Senior Notes due 2020 (the “2020 Notes,” and collectively with the 2016 Notes, the “Notes”).  The 2016 Notes were issued pursuant to the First Supplemental Indenture dated as of November 19, 2010, under the Indenture (the “2016 Notes Supplemental Indenture”) and the 2020 Notes were issued pursuant to the Second Supplemental Indenture dated as of November 19, 2010, under the Indenture (together with the 2016 Notes Supplemental Indenture, the “Supplemental Indentures”).

The Notes were issued in a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-155974 ) and the base prospectus included in that registration statement as supplemented by the final prospectus supplement dated November 17, 2010, as filed November 18, 2010 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the base prospectus, as supplemented by the prospectus supplement, the “Prospectus”). The terms of the Indenture, the Supplemental Indentures, and the Notes are described in the section of the Prospectus entitled Debt Securities, as supplemented by the section entitled Description of the Notes, both of which are incorporated in this Form 8-K by reference.

The Company expects that the net proceeds from the offering of the Notes will be approximately $914.6 million after deducting underwriting discounts and commissions and other estimated expenses of the offering. The net proceeds will be used to fund a portion of the purchase price of the acquisition of Genzyme Genetics, a business unit of Genzyme Corporation, and for general corporate purposes.

A copy of the Indenture is filed herewith as Exhibit 4.1.  A copy of each of the Supplemental Indentures, including the forms of the 2016 Notes and the 2020 Notes as Exhibit A thereto, are filed herewith as Exhibit 4.2 and Exhibit 4.3, respectively.

Item 1.02	Termination of a Material Definitive Agreement

On November 19, 2010, in connection with the closing of the Offering, the Company provided a notice of request for cancellation of the Bridge Term Loan Credit Agreement dated as of October 28, 2010 among the Company, the lenders named therein and Citibank, N.A., as administrative agent (the “Bridge Facility”) on November 19, 2010 (the “Notice of Cancellation”).  The Notice of Cancellation and the termination of the Bridge Facility is effective as of November 19, 2010.

Item 8.01	Other Events

On November 16, 2010, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with a group of underwriters for whom Citigroup Global Markets Inc. acted as active joint book-running manager and representative for the sale of the Notes.  A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

1.1	Underwriting Agreement, dated November 16, 2010 between Laboratory Corporation of America Holdings and Citigroup Global Markets Inc. as representative of the several Underwriters

4.1	Indenture, dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee, including the form of the 2016 Notes

4.3	Second Supplemental Indenture, dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee, including the form of the 2020 Notes

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

November 19, 2010

EXHIBIT INDEX

Exhibit	Title
1.1	Underwriting Agreement, dated November 16, 2010 between Laboratory Corporation of America Holdings and Citigroup Global Markets Inc. as representative of the several Underwriters

4.1	Indenture, dated as of November 19, 2010

4.2	Supplemental Indenture for the 2016 Notes, dated November 19, 2010, including the form of the 2016 Notes

4.3	Supplemental Indenture for the 2020 Notes, dated November 19, 2010, including the form of the 2020 Notes

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)